UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Act of 1934
Date of Report (Date of earliest event reported)  August 18, 2006
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                       USA Real Estate Investment Trust
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           (Exact name of registrant as specified in its charter)
       California                  0-16508                 68-0420085
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(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)        Identification No.)
    One Scripps Drive, Suite 106    Sacramento, California    95825-7684
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             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code    (916) 761-4992
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
/ / Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240-13e-4(c))
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Item 8.01 Other Events
On August 18, 2006, Registrant made a $450,000 loan to Rivage Marina, LLC, ("Borrower"). Said loan was reflected in a promissory note that is due for payment in full on November 15, 2006, bears interest at the rate of 10% per annum, the payment of which is secured by a recorded deed of trust on a certain parcel of the real property generally known as 4350 Riverside Boulevard, Sacramento, California. Borrower paid Registrant a loan commitment fee of $4,500, all related escrow fees, the costs of title insurance and all of Registrant's legal fees incurred in connection with this loan. There is no material relationship, other than in respect of the reported transaction, between Borrower and Registrant or any of Registrant's affiliates, trustees, or officers, or any associates of Registrant's trustees or officers.

                                Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                           USA Real Estate Investment Trust
Date:  August 21, 2006.                    By:  Gregory E. Crissman
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                                           Gregory E. Crissman as
                                           Chairman, Chief Executive Officer
                                           and Chief Financial Officer